UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2020

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On April 24, 2020, Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), issued an additional $555,159,000 aggregate principal amount of 9.875% Senior Secured Notes due 2025 (the “Additional Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Additional Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
The Additional Notes are an issuance of the Company’s existing 9.875% Senior Secured Notes due 2025 and were issued pursuant to the indenture, dated as of April 17, 2020 (as supplemented, the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and first lien notes collateral agent (the “Trustee”), pursuant to which the Company previously issued $400,000,000 aggregate principal amount of 9.875% Senior Secured Notes due 2025 (the “Initial Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes will be treated as the same class and series as, and otherwise identical to, the Initial Notes other than with respect to the date of issuance and issue price.
The Notes bear interest at a rate of 9.875% per annum. Interest on the Notes is payable semi-annually in arrears on April 17 and October 17 of each year, commencing on October 17, 2020. The Notes mature on October 17, 2025 and are secured senior obligations of the Company.
The Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by substantially all of the Company’s material domestic subsidiaries and will be secured (subject in each case to certain exceptions and permitted liens) by (i) a first-priority lien (pari passu with the Company’s existing secured notes) on substantially all of the Company’s assets and the assets of the Guarantors (other than accounts receivable and other rights to payment, inventory, as-extracted collateral, certain investment property, certain general intangibles and commercial tort claims, certain mobile equipment, commodities accounts, deposit accounts, securities accounts and other related assets and proceeds and products of each of the foregoing (collectively, the “ABL Collateral”)), and (ii) a second-priority lien on the ABL Collateral, which is junior to a first-priority lien for the benefit of the lenders under the Company’s senior secured asset-based credit facility.
The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its subsidiaries’ ability to create certain liens on property that secure indebtedness, use proceeds of dispositions of collateral, enter into sale and leaseback transactions, merge or consolidate with another company, and transfer or sell all or substantially all of the Company’s assets. Upon the occurrence of a “change of control triggering event,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Company may redeem any of the Notes beginning on October 17, 2022. The initial redemption price is 107.406% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption price will decline six months after October 17, 2022 and each year after April 17, 2023, and will be 100% of their principal amount, plus accrued interest, beginning on April 17, 2025. The Company may also redeem some or all of the Notes at any time and from time to time prior to October 17, 2022 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, until August 16, 2020, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of any loan received pursuant to a debt facility entered into pursuant to the laws, rules or regulations of the United States promulgated under the Coronavirus Aid, Relief and Economic Security Act or any other legislation, regulation, act or similar law in response to, or related to the effect of COVID-19, at a redemption price (expressed as a percentage of principal amount thereof) of 103%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), so long as at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remain outstanding after each such redemption.
Lastly, at any time and from time to time on or prior to October 17, 2022, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of certain equity offerings, at a redemption price of 109.875%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) issued under the Indenture remain outstanding after each such redemption.
The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
The Company intends to use the proceeds from the Additional Notes to repurchase (i) $77,063,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2025, (ii) $20,000,000 aggregate principal amount of the Company’s 1.500% Convertible Senior Notes due 2025, (iii) $161,818,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2025, (iv) $247,328,000 aggregate principal amount of the Company’s 7.000% Senior Notes due 2027, (v) $194,465,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2027 and (vi) $35,721,000 aggregate principal amount of the Company’s 6.250% Senior Notes due 2040.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the Indenture and the Notes are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	April 24, 2020	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary